Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A of Fidelity California Municipal Trust: Spartan California Municipal Income Fund of our report dated April 12, 2004 on the financial statements and financial highlights included in the February 29, 2004 Annual Report to Shareholders of the above referenced fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2004